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                                                                       Exhibit H

                                   Before the

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

Release No.        , 2004

In the Matter of:

Oregon Electric Utility Company, LLC
Managing Member LLC
222 SW Columbia
Suite 1850
Portland, Oregon 97201-6618

            Oregon Electric Utility Company, LLC, an Oregon limited liability company ("OEUC"), and Managing Member LLC, a to-be-formed Oregon limited liability company, have filed an Application/Declaration seeking an order of exemption pursuant to Section 3(a)(1) of the Public Utility Holding Company Act of 1935 in connection with the proposed acquisition of the outstanding common stock of Portland General Electric Company by OEUC.

            The filing and any amendments thereto are available for public inspection through the Commission's Office of Public Reference. Interested persons wishing to comment or request a hearing should submit their views in writing by ______, 2004 to the Secretary, Securities and Exchange Commission, 450 Fifth St., N.W., Washington, D.C. 20549.